Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 dated June 25, 2019 of Osisko Gold Royalties Ltd (the “Company”) of our report dated February 20, 2019, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, which appears in the Exhibit incorporated by reference in the Company’s annual report on Form 40-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP1

Montreal, Canada
June 25, 2019

1CPA auditor, CA, public accountancy permit No. A123475

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.